Exhibit 99.1

Columbia Sportswear Company Provides Update on COVID-19 Impacts

PORTLAND, Ore. - Columbia Sportswear Company (Nasdaq: COLM), a global leader in designing, sourcing, marketing and distributing outdoor, active and everyday lifestyle apparel, footwear, accessories, and equipment products, today provided an update on the business impacts of the COVID-19 outbreak.

“Our first priority has been to take appropriate measures to ensure the health and safety of our employees and partners,” commented Chairman, President and Chief Executive Officer Tim Boyle. “Thankfully, we have no reported incidents of our employees contracting the virus to date, and many of them are working remotely from home to help maintain business operations. While this outbreak will have a material impact on our near-term financial performance in China, we continue to believe China represents one of our largest long-term geographic opportunities. We believe our fortress balance sheet, including no long-term debt, and diversified global business model will enable us to overcome this present adversity and unlock the full potential of our brand portfolio in this market over time.”

In 2019, China represented approximately 5 percent of total net sales and the Asia-direct business, which includes Japan, China and Korea, represented approximately 15 percent of total net sales. While stores have begun to reopen in China, approximately half of our owned and partner stores there remain temporarily closed. Stores that are open in China have experienced a material decline in traffic and corresponding sales. There has also been an impact of the COVID-19 outbreak in Japan and Korea. Until normality returns, we expect a continued unfavorable impact on sales in our Asia-direct business.

Like many other companies, the COVID-19 outbreak is also impacting our supply chain. While only a low-double-digit percent of our finished goods are manufactured in China, our contract manufacturers source a large portion of raw materials from China. Temporary factory closures and the pace of workers returning to work have impacted our contract manufacturers’ ability to source certain raw materials and to produce and fulfill finished goods in a timely manner. The outbreak is also impacting distribution and logistics providers’ ability to operate in the normal course of business. These supply chain impacts will likely affect our ability to timely fulfill orders and meet consumer demand. Given we have already received substantially all of our Spring 2020 product, potential order fulfillment delays would impact future seasons.

As stated on February 6, 2020, our full year 2020 financial outlook provided at that time did not include the potential financial impact of the COVID-19 outbreak. The COVID-19 outbreak is ongoing, and its dynamic nature, including uncertainties relating to the ultimate geographic spread of the virus, the severity of the disease, the duration of the outbreak, and actions that may be taken by governmental authorities to contain the outbreak or to treat its impact, makes it difficult to forecast any effects on our 2020 results. However, as of the date of this release we expect our 2020 results to be significantly affected. We will provide an update as to the impacts of the COVID-19 outbreak on our first quarter earnings conference call scheduled for April 30, 2020.

About Columbia Sportswear Company:

Columbia Sportswear Company has assembled a portfolio of brands for active lives, making it a leader in the global active lifestyle apparel, footwear, accessories, and equipment industry. Founded in 1938 in Portland, Oregon, the Company’s brands are today sold in approximately 90 countries. In addition to the Columbia® brand, Columbia Sportswear Company also owns the Mountain Hardwear®, SOREL® and prAna® brands. To learn more, please visit the Company’s websites at www.columbia.com, www.mountainhardwear.com, www.sorel.com, and www.prana.com.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the federal securities laws, including statements regarding expected sales and results. Forward-looking statements often use words such as "will", "anticipate", "estimate", "expect", "should", "may" and other words and terms of similar meaning or reference future dates. The Company's expectations, beliefs and projections are expressed in good faith and are believed to have a reasonable basis; however, each forward-looking statement involves a number of risks and uncertainties, including those set forth in this document, those described in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the heading "Risk Factors," and those that have been or may be described in other reports filed by the Company, including reports on Form 8-K. Potential risks and uncertainties that may affect our future revenues, earnings and performance and could cause the actual results of operations or financial condition of the Company to differ materially from the anticipated results expressed or implied by forward-looking statements in this document include those relating to the ultimate geographic spread of the coronavirus, the severity of the disease, the duration of the COVID-19 outbreak, and actions that may be taken by governmental authorities to contain the outbreak or to treat its impact. The Company cautions that forward-looking statements are inherently less reliable than historical information. The Company does not undertake any duty to update any of the forward-looking statements after the date of this document to conform them to actual results or to reflect changes in events, circumstances or its expectations. New factors emerge from time to time and it is not possible for the Company to predict or assess the effects of all such factors or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

Investor Contact:
Andrew Burns
503-985-4112
aburns@columbia.com

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